Exhibit (s)(e)

POWER OF ATTORNEY

The undersigned officer of Senior Debt Portfolio, a New York trust, (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr. and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney , to sign for me in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Eaton Vance Advisers Senior Floating-Rate Fund Eaton Vance Institutional Senior Floating-Rate Fund Eaton Vance Prime Rate Reserves EV Classic Senior Floating-Rate Fund

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Scott H. Page	President and Principal Executive	November 1, 2005
Scott H. Page	Officer